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                                   FORM OF
             AGREEMENT TO ACT AS "QUALIFIED INDEPENDENT UNDERWRITER"

                             SUMMIT SECURITIES, INC.
                               __% Notes due 2005

     This agreement (the "Agreement") is made as of the 25th day of May, 2000, among SUMMIT SECURITIES, INC., an Idaho corporation ("Summit"), METROPOLITAN INVESTMENT SECURITIES, INC., a Washington corporation ("MIS"), and ROTH CAPITAL PARTNERS, INC., a California corporation ("Roth").

                                   WITNESSETH:

     WHEREAS, Summit intends to offer $22,500,000 in __% Notes due 2005 (hereinafter referred to as the "Notes"), which will be offered under a registration statement filed on Form S-2 with the Securities and Exchange Commission (the "Offering"); and,

     WHEREAS, MIS, a broker/dealer and subsidiary of Summit, and a member of the National Association of Securities Dealers, Inc. ("NASD"), will be engaged as the sole managing agent for Summit; and,

     WHEREAS, pursuant to subparagraph (c) of Rule 2720 of the NASD Conduct Rules, MIS, as an NASD member, may participate in such underwriting only if the yield at which the Notes offered to the public is not lower than the yield recommended by a "Qualified Independent Underwriter" as that term is defined in subparagraph (b)(15) of Rule 2720 of the NASD Conduct Rules, and who participates in the preparation of the registration statement and prospectus relating to the Offering and exercises customary standards of due diligence, with respect thereto; and,

     WHEREAS, this Agreement describes the terms under which Summit is retaining Roth to serve as such a "Qualified Independent Underwriter" in connection with the Offering of Notes;

     NOW, THEREFORE, in consideration of the recitations set forth above, and the terms, promises, conditions, and covenants herein contained, the parties hereby contract and agree as follows:

                                   DEFINITIONS

     As hereinafter used, except as the context may otherwise require, the term "Registration Statement" means the registration statement on Form S-2 (including the related preliminary prospectus, financial statements, exhibits and all other documents to be filed as a part thereof or incorporated therein) for the registration of the offer and sale of the Notes under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Act") filed with the Securities and Exchange Commission (the "Commission"), and any amendment thereto, and the term "Prospectus" means the prospectus including any preliminary or final prospectus and any materials incorporated by reference into and attached to the Prospectus (including the form of prospectus to be filed with the Commission pursuant to Rule 424(b) under the Act) and any amendment or supplement thereto, to be used in connection with the Offering.

     SECTION 1. RULE 2720 REQUIREMENT. Roth hereby confirms its agreement as required by subparagraph (b)(15)(F) of Rule 2720 of the Conduct Rules of the NASD and represents that, as

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appropriate, Roth satisfies or at the times designated in such subparagraph (l5)
will satisfy the other requirements set forth therein or will receive an exemption from such requirements from the NASD.

     SECTION 2. CONSENT. Roth hereby consents to being named in the Registration Statement and Prospectus as having acted as a "Qualified Independent Underwriter" solely for the purposes of Rule 2720 referenced herein. Except as permitted by the immediately preceding sentence or to the extent required by law, all references to Roth in the Registration Statement or Prospectus or in any other filing, report, document, release or other communication prepared, issued or transmitted in connection with the Offering by Summit or any corporation controlling, controlled by or under common control with Summit, or by any director, officer, employee, representative or agent of any thereof, shall be subject to Roth's prior written consent with respect to form and substance.

     SECTION 3. PRICING FORMULA AND RECOMMENDATION LETTER. Roth agrees to render a written letter of recommendation as to the yield below which Summit's Notes may not be offered and the exchange value below which the Notes may not be exchanged (the "Pricing Recommendation Letter"). It is understood and agreed by Roth that the securities to which this Agreement relates will be offered on a minimum to maximum, best efforts basis by MIS, as the managing agent, pursuant to the Selling Agreement in effect between MIS and Summit which is filed as an exhibit to the Registration Statement referred to above. Summit, through MIS, will offer the Notes according to the terms and conditions of said agreement, and in accordance with this Agreement. Roth reserves the right to review and amend its Pricing Recommendation Letter upon the filing of any post-effective amendment to the Registration Statement or upon occurrence of any material event which may or may not require such an amendment to be filed, or at such time as the Offering under the registration shall terminate or otherwise lapse under operation of law.

     SECTION 4. FEES AND EXPENSE. It is agreed that Roth shall be paid a fee for its services hereunder in the amount of $25,000 payable upon delivery of the Pricing Recommendation Letter referred to in Section 3 above. In addition, Roth will be reimbursed by Summit for Roth's actual out-of-pocket expenses, up to a maximum of $7,000, incurred in connection with its performance of its duties and obligations hereunder.

     SECTION 5. MATERIAL FACTS. Summit represents and warrants to Roth that at the time the Registration Statement and, at the time the Prospectus is filed with the Commission (including any preliminary prospectus and the form of prospectus filed with the Commission pursuant to Rule 424(b)) and at all times subsequent thereto, to and including the date on which payment for, and delivery of, the Notes to be sold in the Offering is made by the underwriter or underwriters, as the case may be, participating in the Offering and by Summit (such date being referred to herein as the "Closing Date"), the Registration Statement and the Prospectus (as the same may be amended or supplemented if such documents, including documents incorporated therein by reference, shall have been so amended or supplemented) will contain all material statements which are required to be stated therein in accordance with the Act and will conform to all other requirements of the federal securities laws, and will not, on such date contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and that all contracts and documents

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required by the Act to be filed or required to be filed as exhibits to the
Registration Statement have been filed. Summit further represents and warrants that any further filing, report, document, release or communication which in any way refers to Roth or to the services to be performed by Roth pursuant to this Agreement will not contain any untrue or misleading statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     Summit further warrants and represents that:

          (a) All leases, contracts and agreements referred to in or filed as exhibits to the Registration Statement to which Summit or its subsidiaries is a party or by which it is bound are in full force and effect, except as may otherwise be disclosed in the Registration Statement.

          (b) Summit has good and marketable title, except as otherwise indicated in the Registration Statement and Prospectus, to all of its assets and properties described therein as being owned by it, free and clear of all liens, encumbrances and defects except such encumbrances and defects which do not, in the aggregate, materially affect or interfere with the use made and proposed to be made of such properties as described in the Registration Statement and Prospectus; and Summit has no material leased properties except as disclosed in the Prospectus.

          (c) Summit is duly organized under the laws of the State of Idaho and, as of the effective date of the Registration Statement and at the Closing Date Summit will be validly existing and in good standing under the laws of the State of Idaho with full corporate power and authority to own its properties and conduct its business to the extent described in the Registration Statement and Prospectus; Summit is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the nature of the business transacted by it or its ownership of properties or assets makes qualification necessary; the authorized and outstanding capitalization of Summit is as set forth in the Prospectus and the description in the Prospectus of the capital stock of Summit conforms with and accurately describes the rights set forth in the instruments defining the same;

          (d) Summit is not in violation of its Certificate of Incorporation or Bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any bond, note, or other evidence of indebtedness, contract or lease or in any indenture or loan agreement to which it is a party or by which it is bound.

          (e) The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action on the part of Summit and MIS and performance of the foregoing agreement and the consummation of the transactions contemplated thereby, will not conflict with or result in a breach of any of the terms or constitute a violation of the respective Certificates of Incorporation or Bylaws of Summit or MIS, or any deed of trust, lease, sublease, indenture, mortgage, or other agreement or instrument to which Summit or MIS is a party or by which either of them or their

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     property is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over Summit or MIS or their properties or obligations; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated herein and in the other agreements previously referred to in this paragraph except as may be required under the Act or under any state securities or laws.

          (f) Any certificate signed by an officer of Summit and delivered to Roth pursuant to this Agreement shall be deemed a representation and warranty by Summit to Roth, to have the same force and effect as stated herein, as to the matters covered thereby.

          (g) If any event relating to or affecting Summit shall occur as a result of which it is necessary, in Roth's opinion, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, Summit undertakes to inform Roth of such events within a reasonable time thereafter, and will forthwith prepare and furnish to Roth, without expense to them, a reasonable number of copies of an amendment or amendments or a supplement or supplements to the Prospectus (in form and substance satisfactory to Roth) which will amend or supplement the Prospectus so that as amended or supplemented it will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading.

          (h) Summit hereby warrants and represents that the Notes were priced at an annual yield of __% simple interest computed on a 360 day year basis consisting of twelve monthly periods.

          (i) All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of Summit submitted pursuant hereto, shall remain operative and in full force and effect, surviving the date of this Agreement.

     SECTION 6. AVAILABILITY OF INFORMATION. Summit hereby agrees to provide Roth, at its expense, with all information and documentation with respect to its business, financial condition and other matters as Roth may deem relevant based on the standards of reasonableness and good faith and shall request in connection with Roth's performance under this Agreement, including, without limitation, copies of all correspondence with the Commission, certificates of its officers, opinions of its counsel and comfort letters from its auditors. The above-mentioned certificates, opinions of counsel and comfort letters shall be provided to Roth as Roth may request on the effective date of the Registration Statement and on the Closing Date. Summit will make reasonably available to Roth, its auditors, counsel, and officers and directors to discuss with Roth any aspect of Summit which Roth may deem relevant. In addition, Summit, at Roth's request, will cause to be delivered to Roth copies of all certificates, opinions, letters and reports to be delivered to the underwriter or underwriters, as the case may be, pursuant to any underwriting agreement executed in connection with the Offering or otherwise, and shall cause the person issuing such certificate, opinion, letter or report to authorize Roth to rely thereon to the same

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extent as if addressed directly to Roth. Summit represents and warrants to Roth that all such information and documentation provided pursuant to this Section 6 will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading. In addition, Summit will promptly advise Roth of all telephone conversations with the Commission which relate to or may affect the Offering.

     SECTION 7. INDEMNIFICATION.

          (a) Subject to the conditions set forth below, and in addition to any rights of indemnification and contribution to which Roth may be entitled pursuant to any agreement among underwriters, underwriting agreement or otherwise, and to the extent allowed by law, Summit hereby agrees that it will indemnify and hold Roth and each person controlling, controlled by or under common control with Roth within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations thereunder (individually, an "Indemnified Person") harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever to which such Indemnified Person may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, arising out of, based upon, or in any way related or attributed to (i) this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any other filing, report, document, release or communication, whether oral or written, referred to in Section 5 hereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) any application or other document executed by Summit or based upon written information furnished by Summit filed in any jurisdiction in order to qualify the Notes under the securities or Blue Sky laws thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iv) the breach of any representation or warranty made by Summit in this Agreement. Summit further agrees that upon demand by an Indemnified Person at any time or from time to time, it will promptly reimburse such Indemnified Person for, or pay, any loss, claim, damage, liability, cost or expense as to which Summit has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 7, any such payment or reimbursement by Summit of fees, expenses or disbursement incurred by an Indemnified Person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Indemnified Person as a direct result of such person's negligence, bad faith or willful misfeasance will be promptly repaid to Summit. In addition, anything in this Section 7 to the contrary notwithstanding, Summit shall not be liable for any settlement of any action or proceeding effected without its written consent.

          (b) Promptly after receipt by an Indemnified Person under sub-section
     (a) above of notice of the commencement of any action, such Indemnified Person will, if a claim in respect thereof is to be made against Summit under sub-section (a), notify Summit in writing of the commencement thereof; but the omission to so notify Summit will not relieve Summit from any liability which it may have to any Indemnified Person otherwise than under this Section 7 if such omission shall not have materially prejudiced

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     Summit's ability to investigate or to defend against such claim. In case any such action is brought against any Indemnified Person, and such Indemnified Person notifies Summit of the commencement thereof, Summit will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person; PROVIDED, HOWEVER, that if the defendants in any such action include both the Indemnified Person and Summit or any corporation controlling, controlled by or under common control with Summit, or any director, officer, employee, representative or agent of any thereof, or any other "Qualified Independent Underwriter" retained by Summit in connection with the Offering and the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it which are different from or additional to those available to such other defendant, the Indemnified Person shall have the right to select separate counsel to represent it. Upon receipt of notice from Summit to such Indemnified Person of its election so to assume the defense of such action and approval by the Indemnified Person of counsel, Summit will not be liable to such Indemnified Person under this Section 7 for any fees of counsel subsequently incurred by such Indemnified Person in connection with the defense thereof (other than the reasonable costs of investigation subsequently incurred by such Indemnified Person) unless (i) the Indemnified Person shall have employed separate counsel in accordance with the provision of the next preceding sentence (it being understood, however, that Summit shall not be liable for the expenses of more than one separate counsel in any one jurisdiction representing the Indemnified Person, which counsel shall be approved by Roth), (ii) Summit, within a reasonable time after notice of commencement of the action, shall not have employed counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person, or (iii) Summit shall have authorized in writing the employment of counsel for the Indemnified Person at the expense of Summit, and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

          (c) Subject to the conditions set forth below, and in addition to any rights of indemnification and contribution to which Summit may be entitled pursuant to any agreement among underwriters, underwriting agreement or otherwise, and to the extent allowed by law, Roth hereby agrees that it will indemnify and hold Summit and each person controlling, controlled by or under common control with Summit within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the rules and regulations thereunder (individually, an "Indemnified Person") harmless from and against any and all loss, claim, damage, liability, cost or expense whatsoever to which such Indemnified Person may become subject under the Act, the Exchange Act, or other federal or state statutory law or regulation, at common law or otherwise, arising out of, based upon, or in any way related or attributed to the failure of Roth to be a "qualified independent underwriter" as contemplated by this Agreement. Roth further agrees that upon demand by an Indemnified Person at any time or from time to time, it will promptly reimburse such Indemnified Person for, or pay, any loss, claim, damage, liability, cost or expense as to which Roth has indemnified such person pursuant hereto. Notwithstanding the foregoing provisions of this Section 7, any such payment or reimbursement by Roth of fees,

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     expenses or disbursement incurred by an Indemnified Person in any proceeding in which a final judgment by a court of competent jurisdiction (after all appeals or the expiration of time to appeal) is entered against such Indemnified Person as a direct result of such person's negligence, bad faith or willful misfeasance will be promptly repaid to Roth. In addition, anything in this Section 7 to the contrary notwithstanding, Roth shall not be liable for any settlement of any action or proceeding effected without its written consent. Roth and Summit agree that they shall each follow the procedures set forth in Section 7(b) with respect to any claim against Roth hereunder.

          (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 7 is due in accordance with its terms but is for any reason held by a court to be unavailable from Summit to Roth on grounds of policy or otherwise, Summit and Roth shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) to which Summit and Roth may be subject in such proportion so that Roth is responsible for that portion represented by the percentage that its fee under this Agreement bears to the public offering price appearing on the cover page of the Prospectus and Summit is responsible for the balance, except as Summit may otherwise agree to reallocate a portion of such liability with respect to such balance with any other person, including, without limitation, any other "Qualified Independent Underwriter"; PROVIDED, HOWEVER, that (i) in no case shall Roth be responsible for any amount in excess of the fee set forth in Section 4 above and (ii) no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this sub-section (d), any person controlling, controlled by or under common control with Roth, or any partner, director, officer, employee, representative or any agent of any thereof, shall have the same rights to contribution as Roth and each person who controls Summit within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each officer of Summit who shall have signed the Registration Statement and each director of Summit shall have the same rights to contribution as Summit, subject in each case to clause (i) of this sub-section (d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against the other party under this sub-section (d), notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this sub-section (d). The indemnity and contribution agreements contained in this Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Indemnified Person or termination of this Agreement.

     SECTION 8. AUTHORIZATION BY SUMMIT. Summit represents and warrants to Roth that this Agreement has been duly authorized, executed and delivered by Summit and constitutes a valid and binding obligation of Summit.

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     SECTION 9. AUTHORIZATION BY MIS. MIS represents and warrants to Roth that this Agreement has been duly authorized, executed and delivered by MIS and constitutes a valid and binding obligation of MIS.

     SECTION 10. AUTHORIZATION BY ROTH. Roth represents and warrants to Summit and MIS that this Agreement has been duly authorized, executed and delivered by Roth and constitutes a valid and binding obligation of Roth.

     SECTION 11. NOTICE. Whenever notice is required to be given pursuant to this Agreement, such notice shall be in writing and shall be mailed by first class mail, postage prepaid, addressed (a) if to Roth, at 24 Corporate Plaza, Newport Beach, CA 92660, Attention: Byron Roth and (b) if to Summit, at 601 W. 1st. Avenue - Department 115000, Spokane, Washington 99201, Attention: Michael
A. Agostinelli, General Counsel.

     SECTION 12. GOVERNING LAW. This Agreement shall be construed (both as to validity and performance) and enforced in accordance with and governed by the laws of the State of Washington applicable to agreements made and to be performed wholly within such jurisdiction.


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     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above mentioned.


                                       SUMMIT SECURITIES, INC.

                                       By:
                                           -------------------------------
                                           Tom Turner, President



                                       METROPOLITAN INVESTMENT SECURITIES, INC.

                                       By:
                                           -------------------------------
                                           C. Paul Sandifur, Jr., President



                                       ROTH CAPITAL PARTNERS, INC.

                                       By:
                                           -------------------------------
                                           Shelly Singhal, Executive Vice
                                           President, Corporate Finance


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